Exhibit 4.1

These securities are restricted securities as that term is defined in Rule 144 under the U.S. Securities Act of 1933 (the "Act"). As restricted securities, they may be resold only in accordance with Regulation S under the Act or pursuant to an effective registration statement under the Act or an exemption from the Act.

These securities have not been registered with the United States Securities and Exchange Commission or the securities commission of any state. This subscription agreement does not constitute an offer to sell nor a solicitation of an offer to buy the securities in any jurisdiction in which such offer or solicitation would be unlawful. The securities may not be resold or transferred except as permitted pursuant to registration under the Act or an exemption from it.

These securities have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not reviewed, confirmed or determined the accuracy or adequacy of this document. Any representation to the contrary is a criminal offense.

                          REG S SUBSCRIPTION AGREEMENT
                               (British Columbia)

Number of Shares:

Price per Share:       US$0.10

Subscription amount:   US$

Name of subscriber:

This subscription agreement is between the undersigned (the "Subscriber") and Levin Textiles International Inc., a Delaware corporation (the "Company") in connection with the offer and subscription by the Subscriber for the number of shares of common stock in the capital of the Company (the "Restricted Shares"). The price per share was fixed and the representations and warranties were made as of the date of this subscription agreement. The offer and sale of the Restricted Shares was made in reliance upon the provisions of Regulation S ("Regulation S") under the United States Securities Act of 1933 (the "Act"). The Restricted Shares are "restricted securities" as that term is defined under Rule 144 of the Act, and the Restricted Shares may not be sold without being first registered or an exemption from registration is available.

1. Subscription Procedure

      1.1 The Subscriber irrevocably subscribes for and agrees to buy the Restricted Shares at the price per share described above outside the United States of America and will deliver to the Company (a) a completed and signed Reg S subscription agreement, (b) the applicable completed and signed Schedules attached to the Reg S subscription agreement, and (c) a certified cheque, bank draft, money order or wire transfer for the subscription funds made payable to "Levin Textiles International Inc." or in any other manner as the Company may specify. The subscription funds and documents delivered in connection herewith will be held by the Company until the closing conditions listed below have been satisfied or waived by the appropriate party

      1.2 The Company will deliver a certificate representing the Restricted Shares to the Subscriber within a reasonable time after the Company accepts the subscription agreement (the "Closing"). The offering contemplated by this subscription will be completed at one or more Closings at such time or times, on such date or dates, and at such place or places, as the Company may determine.

      1.3 The offering contemplated by this subscription is being made pursuant to exemptions (the "Exemptions") from the registration and prospectus requirements of applicable securities laws. The Subscriber acknowledges and agrees that the Company will rely on the representations and warranties contained in this subscription to determine the applicability of available Exemptions.

      1.4 The offering contemplated by this subscription is not, and under no circumstances is to be construed as, a public offering of the Restricted Shares. The offering is not being made, and this subscription does not constitute, an offer to sell or the solicitation of an offer to buy the Restricted Shares in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

      1.5 Subject to the application of Section 2.2, subscriptions are irrevocable.

      1.6 A subscription will only be effective upon its acceptance by the Company. Subscriptions will only be accepted if the Company is satisfied that, and it will be subject to a condition for the benefit of the Company that, the offering can lawfully be made in the jurisdiction of residence of the Subscriber pursuant to an available Exemption and that all applicable securities laws have been and will be complied with in connection with the subscription.

      1.7 The Company reserves the right to accept or reject any or all of this subscription. The Company will have no liability whatsoever to any Subscriber if any or all off this subscription is rejected.

      1.8 The obligations of each party are subject to the condition that each party's representations and warranties are true at the time of Closing and the covenants of the other party that were to be performed by the other party on or before the Closing have been performed.

2. Offering Documents

      2.1 This offering is being made pursuant to Exemptions. The use of a particular Exemption may or may not require the delivery of an offering memorandum to a subscriber. Subscribers acknowledge and agree that unless a subscriber is only able to purchase the securities offered pursuant to an Exemption that requires the delivery of an offering memorandum, they will not be entitled to a copy of the offering memorandum in connection with their subscription and, notwithstanding any delivery or other receipt of the offering memorandum, they are not entitled to the contractual rights of action provided therein or under any securities laws with respect to any potential misrepresentations in the offering memorandum.

      2.2 Subscribers purchasing the Restricted Shares pursuant to an Exemption that requires the delivery of an offering memorandum acknowledge the receipt of the Company's offering memorandum dated November 23, 2004 (the "Offering Memorandum"). Such Subscribers may cancel their subscription to purchase the Restricted Shares offered and have their subscription funds returned without interest or deduction by sending a written notice to the Company by midnight of the second business day after executing their subscription agreement. Once this period has elapsed, subscriptions are irrevocable. The Offering Memorandum contains statutory rights of rescission in the event of a misrepresentation. See
Item 11 of the Offering Memorandum for further details

3. Representations, Warranties and Covenants of the Subscriber

      3.1 Offshore Transaction. The Subscriber represents and warrants to the Company that (i) the Subscriber is not a "U.S. person" as that term is defined in Rule 902(c) of Regulation S; (ii) at the time of signing this agreement, the Subscriber was outside the United States and no offer of the Restricted Shares was made to the Subscriber within the United States; (iii) the Subscriber purchased the Restricted Shares for its own account and not on behalf of any U.S. person, and the sale of the Restricted Shares has not been prearranged with any buyer in the United States; and (iv) the Subscriber is not a distributor as defined in Regulation S. The Subscriber will not, before the expiration of one year from the Closing (the "Restricted Period"), offer or sell the Restricted Shares to U.S. persons or for the account or benefit of U.S. persons and will offer and sell the Restricted Shares only in compliance with the provisions of Regulation S.

      3.2 Independent Investigation. The Subscriber, in electing to subscribe for the Restricted Shares, relied upon an independent investigation made by it and its representatives, if any, and has been given access to and the opportunity to examine all books and records of the Company, and all material contracts and documents of the Company.

      3.3 Residency. The Subscriber is resident in the jurisdiction set out on the execution page of this subscription.

      3.4 Investment Intent. The Subscriber is acquiring the Restricted Shares for its own account (or a trust account if the Subscriber is a trustee) and not as a nominee. The Subscriber understands that the purchase of the Restricted Shares involves a high degree of risk and that the Subscriber must bear the economic risk of this investment indefinitely unless sale of the Restricted Shares is registered pursuant to the Act, or an Exemption from registration for their sale is available. The Subscriber understands that, in the view of the United States Securities and Exchange Commission, the statutory basis for the Exemption claimed for this transaction would not be present if the offering of the Restricted Shares, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Act. The Subscriber is acquiring the Restricted Shares for investment purposes and has no present intention to sell the Restricted Shares in the United States or to a U.S. Person or for the account or benefit of a U.S. Person. The Subscriber covenants that neither the Subscriber nor its affiliates nor any person acting on its or their behalf has the intention of entering or will enter during the Restricted Period, into any put option, short position or other similar instrument or position or any other hedging transactions or arrangements with respect to the Company's common stock, and neither the Subscriber nor any of its affiliates nor any person acting on its or their behalf will use at any time Restricted Shares acquired pursuant to this agreement to settle any put option, short position or other similar instrument or position or any other hedging transaction or arrangement that may have been entered into before the execution of this agreement or during the Restricted Period.



                                       I2

      3.5 No Sale in Violation of the Securities Laws. The Subscriber covenants that it will not knowingly sell, transfer or otherwise dispose of the Restricted Shares in violation of the Act, the Securities and Exchange Act of 1934 (the "Exchange Act") or the rules and regulations of the Commission or any other relevant securities laws. The Subscriber will only offer and sell the Restricted Shares pursuant to an effective registration statement under the Act or an exemption from the registration provisions of the Act or any other relevant securities laws. The Subscriber will comply with the applicable provisions of any relevant securities laws concerning the purchase and holding of the Restricted Shares and any resale of the Restricted Shares.

      3.6 Experience and Knowledge. The Subscriber is either experienced in or knowledgeable with regard to the affairs of the Company or, either alone or with its professional advisors, is capable by reason of knowledge and experience in financial and business matters in general, and investments in particular, of evaluating the merits and risks of an investment in the Restricted Shares, and it is able to bear the economic risk of an investment in the Restricted Shares and can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with the investment. The Subscriber has the experience in business and financial matters that make it capable of evaluating the risk of its investment and determining the suitability of its investment in the Restricted Shares.

      3.7 British Columbia Subscriber. If the Subscriber is a resident of British Columbia and it is purchasing the Restricted Shares as principal for its own account, the Subscriber has completed, signed, and returned the certificate set out as Schedule "A" to this subscription agreement.

      3.8 Authorization and Compliance. The Subscriber has the full power and authority to sign, deliver and perform this agreement. If the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution of this subscription on behalf of the Subscriber. This agreement, when signed and delivered by the Subscriber, constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms. The entering into of this subscription and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, and if the Subscriber is a corporation, the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound.

      3.9 No Reliance on Tax Advice. The Subscriber has reviewed with his, her or its own tax advisors the foreign, U.S. federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this agreement. The Subscriber is relying solely on its advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences and understands that the Subscriber (and not the Company) is responsible for the Subscriber's tax liability that may arise as a result of this investment or the transactions contemplated by this agreement.

      3.10 No Legal Advice from Company. The Subscriber acknowledges that it has had the opportunity to review this agreement and the transactions contemplated by it with its own legal counsel. The Subscriber is relying solely on its counsel and not on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this agreement except for the representations, warranties and covenants specifically stated.

      3.11 No Written or Oral Representations. No person has made to the Subscriber any written or oral representations (i) that any person will resell or repurchase the Restricted Shares; (ii) that any person will refund the purchase price for the Restricted Shares; (iii) as to the future price or value of the Restricted Shares; or (iv) that the Restricted Shares will be listed and posted for trading or any stock exchange or that an application has been made to list the shares of common stock of the Company on any stock exchange.

      3.12 Exemption Eligibility. The Subscriber is purchasing the Restricted Shares as principal for its own account and represents, warrants and covenants to and with the Company that it is purchasing the Restricted Shares not for the benefit of any other person and not with a view to the resale or distribution of all or any of the Securities, and:

      a.    if it is a resident of British Columbia,

            i.    it is eligible to purchase the Restricted Shares pursuant to
                  Part 3 of Multilateral Instrument 45-103 ("MI45-103") by virtue of being:

            (A) a director, senior officer or control person of the Company or an affiliate of the Company;

            (B) a spouse, parent, grandparent, brother, sister, child, close personal friend (in that the Subscriber has known the director, senior officer or control person well enough and for a sufficient period of time to be in a position) or close business associate (in that the Subscriber has had sufficient prior business dealings with the director, senior officer or control person to be in a position to assess the capabilities and trustworthiness of that person) of a director, senior officer or control person of the Company or of an affiliate of the Company;

            (C) a parent, grandparent, brother, sister or child of a spouse of a director, senior officer or control person of the Company or an affiliate of the Company;

            (D) a founder of the Company or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Company;

            (E) a parent grandparent, brother, sister, child of a spouse of a founder of the Company;

            (F) a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are persons or companies described in (A) to (E) above; or

            (G) a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in
                  (A) to (E) above;

            ii.   it is eligible to purchase the Restricted Shares pursuant to
                  Part 5 of MI45-103 by virtue of being an "Accredited Investor" as defined in MI45-103; or

            iii.  it is eligible to purchase the Restricted Shares pursuant to
                  Part 4 of MI45-103 by virtue of having received a copy of the Offering Memorandum prior to executing this subscription and signing the Risk Acknowledgement Form in the form attached hereto.

      b. if the Subscriber is resident of an international jurisdiction (which is defined herein to mean a country other than Canada or the United States), then:

            i. the Subscriber is knowledgeable of, or has been independently advised as to, the International Securities Laws (which is defined herein to mean, in respect of each and every offer or sale of the Restricted Shares, any securities laws having application to the Subscriber and the offering other than the laws of Canada and the United States and all regulatory notices, orders, rules, regulations, policies and other instruments incidental thereto) that would apply to this subscription, if any;

            ii. the Subscriber is purchasing the Restricted Shares pursuant to an applicable exemption from any prospectus, registration or similar requirements under the International Securities Laws of that international jurisdiction, or, if such is not applicable, the Subscriber is permitted to purchase the Restricted Shares under the International Securities Laws of the international jurisdiction without the need to rely on exemptions;

            iii. the International Securities Laws do not require the Company to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the international jurisdiction; and

            iv. the Restricted Shares are being acquired for investment purposes only and not with a view to resale and distribution, and the distribution of the Restricted Shares to the Subscriber by the Company complies with all International Securities Laws.

4. Acknowledgments of Subscriber

The Subscriber acknowledges and agrees that:

      4.1 Reg S Resales. The Restricted Shares may only be resold in compliance with Rules 903 or 904 under Regulation S, pursuant to a registration statement under the Act or pursuant to an exemption from registration under the Act. The Company will not register any transfer of Restricted Shares that does not comply with these Rules. The Subscriber covenants that all offering materials and documents (other than press releases) used in connection with offers and sales of the Restricted Shares before the expiration of the Restricted Period must state that (i) the Restricted Shares have not been registered under the Securities Act and may not be offered or sold in the United States or to a U.S. person (as that term is defined in Rule 902 of Regulation S) unless they are registered under the Act or an exemption from the registration requirements of the Act is available, and that (ii) hedging transactions involving the Restricted Shares may not be conducted unless they comply with the Act. These statements must appear on the cover or inside cover page and in the underwriting section of any prospectus or offering circular and must appear in any advertisement used in connection with the offer or sale of the Restricted Shares.

      4.2 British Columbia Resales. The Restricted Shares will be subject to restrictions on resale in the Province of British Columbia including an unlimited hold period unless the Company becomes a reporting issuer in the Province of British Columbia. The Company is under no obligation to, and there is no assurance the Company will ever, become a reporting issuer in the Province of British Columbia or any other jurisdiction. There are restrictions on the Subscriber's ability to resell the Restricted Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Restricted Shares.

      4.3 No Prospectus Filed and Available Remedies. No prospectus has been filed by the Company with the Commission or any other applicable regulatory authority in connection with the issuance of the Restricted Shares. The Company has advised the Subscriber that it is relying on one or more exemptions from the requirements to provide the Subscriber with a prospectus and to sell the Restricted Shares through a person registered to sell securities under the applicable securities laws and, as a consequence of acquiring the Restricted Shares pursuant to such exemption and the fact that no prospectus has been or is required to be filed with respect to any of the Restricted Shares under applicable securities laws:

      c. the Subscriber is restricted from using certain of the civil remedies available under such legislation and certain protections, rights and remedies provided in such legislation, including statutory rights of rescission or damages, will not be available to it (or with the exception of the rights available to the subscriber by virtue of receiving the Offering Memorandum);

      d. the Subscriber may not receive information that might otherwise be required to be provided to it under such legislation; and

      e. the Company is relieved from certain obligations that would otherwise apply under such legislation.

      4.4 Speculative Investment. The Restricted Shares are speculative investments which involve a substantial degree of risk.

      4.5 Private Company. The Company is a private company and there can be no transfers of the Restricted Shares on the share register of the Company without prior approval of the board of directors of the Company.

      4.6 Professional Advisors. The Subscriber has been advised to consult its own legal and tax advisors with respect to the merits and risks of an investment in the Restricted Shares and the applicable resale restrictions and the Subscriber is solely responsible, and the Company is not in any way responsible, for compliance with applicable resale restrictions.

      4.7 No Government Recommendation or Approval. The Subscriber understands no agency, governmental authority, regulatory body, stock exchange or other entity has passed upon or recommended or endorsed or made any finding or determination as to the merit of the Company, this transaction or the purchase of the Restricted Shares, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the Restricted Shares The Subscriber acknowledges that this transaction and the material provided to it has not been reviewed by the United States Securities and Exchange Commission (the "Commission") or by any state's or province's securities authorities.

      4.8 Future Issuances. The Company has allotted and issued common shares in the past, will be allotting and issuing shares of common stock in addition to those sold under this Subscription Agreement and may in future allot and issue shares of common stock at prices per share less or greater than the subscription price herein to other parties including, without limitation, its directors, officers and other insiders.

      4.9 Non-Brokered Offering. The Company will solicit offers to purchase the Restricted Shares through its directors and officers on a non-brokered basis.

      4.10 Acceptance. The offer made by this subscription is irrevocable (subject to the application of Section 2.2 and the Subscriber's right of rescission pursuant to the Offering Memorandum) and requires acceptance by the Company. The Subscription Agreement will be accepted by the Company upon the signing of this Subscription Agreement by the Company. This subscription need not be considered for acceptance and the Restricted Shares subscribed for herein need not be allotted and issued until the Company has received subscriptions for such total number of shares of common stock as the directors in their sole discretion deemed sufficient for the Company's needs.

      4.11 No Registration. The Subscriber understands that the Restricted Shares have not been registered under the Act and are being offered and sold pursuant to Regulation S based in part upon the representations of the Subscriber, and that the Company is relying on the truth and accuracy of the Subscriber's representations, warranties and covenants to determine whether the offer and sale of the Restricted Shares is exempt from registration under the Act.

      4.12 No Insurance. There is no government or other insurance covering the Restricted Shares.

      4.13 No Advertisement. To the knowledge of the Subscriber, the sale of the Restricted Shares was not accompanied by any advertisement or solicited in any manner in contravention of applicable securities laws

      4.14 Survival. The representations, warranties and covenants made by the Subscriber to the Company in this subscription will survive the Closing.

5. Resale Restrictions and Legending of Securities

      5.1 The certificates representing the Restricted Shares must bear the legend set forth in the first paragraph on the first page of this agreement and any other legend, if the legend or legends are reasonably required by the Company to comply with state, federal or foreign law. If any of the Restricted Shares are subject to a hold period, or any other restrictions on resale and transferability, the Company may place a legend on the certificates representing the Restricted Shares as may be required under applicable securities laws, or as it may otherwise deem necessary or advisable.

      5.2. The Subscriber acknowledges and agrees that the offering contemplated by this subscription is being made pursuant to Exemptions. The Restricted Shares will be subject to a number of resale restrictions, including a restriction on trading. Until the restriction on trading expires, the Subscriber will not be able to trade the Restricted Shares unless the Subscriber complies with an exemption from the prospectus and registration requirements under applicable securities laws.

      5.3 The Company has no obligation to file a prospectus qualifying the distribution of the Restricted Shares in any jurisdiction where the offering is made and has no intention to do so.

      5.4 The foregoing is a summary only and is not intended to be exhaustive. Subscribers are advised to consult with their own advisors concerning their particular circumstances and the particular nature of the restrictions on transfer, the extent of the applicable hold period and the possibilities of utilizing any further Exemptions or the obtaining of a discretionary order to transfer any Restricted Shares. Accordingly, Subscribers are further advised against attempting to resell or transfer any Restricted Shares until they have determined that any such resale or transfer is in compliance with the requirements of all applicable securities laws, including but not limited to the filing with the appropriate regulatory authority of initial trade and other reports required upon any resale of the Restricted Shares.

6. Representations, Warranties and Covenants of the Company

      6.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

      6.2 Authorization. The Company has taken the corporate action that is necessary for the authorization, execution and delivery of this agreement, the performance of the Company's obligations, and the authorization, issuance and delivery of the Restricted Shares.

      6.3 Valid Issuance of Restricted Shares. The Restricted Shares, when issued, sold and delivered in accordance with the terms hereof for the Purchase Price will be duly and validly issued and outstanding, fully paid and non-assessable, and based in part on the representations and warranties of the Subscriber will be issued in compliance with all applicable federal, state and other applicable securities laws.

      6.4 Binding Agreement. All corporate action on the part of the Company, its directors, and its shareholders necessary for the authorization, execution, delivery and performance of this subscription by the Company will be taken prior to the Closing. This subscription, when executed and delivered by the Company, will, to the best of the Company's knowledge, constitute a valid and binding obligation of the Company enforceable in accordance with its respective terms.

7. Governing Laws

This agreement is governed by and construed in accordance with the laws of the State of Delaware, except for matters arising under the Act or the Exchange Act, which matters must be construed and interpreted in accordance with those laws. The Subscriber, in his personal or corporate capacity, irrevocably attorns to the jurisdiction of the courts of the State of Delaware.

8. Entire Agreement; Amendment

Except as expressly provided for in this subscription and in the agreements, instruments and other documents contemplated or provided for herein, this subscription contains the entire agreement between the parties with respect to the sale of the Restricted Shares and there are no other terms, conditions, representations, warranties, acknowledgments and covenants, whether expressed or implied, whether written or oral, and whether made by statute, common law, the parties hereto or anyone else. No party is liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically stated in this agreement. Except as expressly provided, neither this agreement nor any term of it may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

9. Notices

Any notice or request required or permitted to be given by either the Company or the Subscriber pursuant to the terms of this agreement must be in writing and is deemed given when delivered personally or by fax with a hard copy to follow by two-day courier addressed to the parties at the addresses of the parties set forth at the end of this agreement or such other address as a party may request by notifying the other in writing.

10. Costs

The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase, resale or transfer of the Restricted Shares will be borne by the Subscriber.

11. Severability

If any provision of this agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this agreement continues in full force and effect without the provision, except that the severability is not effective if it materially changes the economic benefit of this agreement to any party.

12. Survival

This subscription, including without limitation the terms, conditions, representations, warranties, acknowledgments and covenants contained herein, will survive and continue in full force and effect and be binding upon the Subscriber notwithstanding the completion of the purchase and sale of the Restricted Shares and any subsequent disposition thereof by the Subscriber.

13. Assignment

This subscription is not transferable or assignable.

14. Miscellaneous

Each party to this subscription covenants and agrees that it will, from time to time both before and after the Closing, at the request and expense of the requesting party, promptly execute and deliver all such other instruments, notices, releases, escrow agreements, undertakings and other documents, and will do all such other acts and other things, as may be necessary or desirable for purposes of carry out the provisions of this subscription.

15. Titles and Subtitles

The titles and subtitles used in this agreement are used for convenience only and are not to be considered in construing or interpreting this agreement.

16. Counterparts

This agreement may be signed in any number of counterparts, each of which is enforceable against the parties actually signing the counterparts, and all of which together constitute one original instrument.


THE PARTIES' signatures below are evidence of their agreement.


Date:
       ---------------------------------------------------


----------------------------------------------------------
Name of Subscriber


----------------------------------------------------------
Signature of Subscriber


----------------------------------------------------------
Name and position of authorized signatory, if applicable


----------------------------------------------------------
Address of Subscriber


----------------------------------------------------------


----------------------------------------------------------
E-mail address for Subscriber


----------------------------------------------------------
Telephone number for Subscriber


----------------------------------------------------------
Fax number for Subscriber


----------------------------------------------------------
Social Insurance Number of Subscriber, if applicable

Where the Subscriber is not an individual, provide the name of any individual that has direct or indirect beneficial ownership of, control or direction over, or a combination of direct or indirect beneficial ownership of and control or direction over, securities carrying more than 10% of the voting rights attached to securities issued by the Subscriber.


------------------------------------      --------------------------------------

------------------------------------      --------------------------------------

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                                       9

Reg S Subscription                                                       Page 10


                             ACCEPTANCE and RECEIPT

Levin Textiles International Inc. accepts this subscription and acknowledges receipt of the Reg S Subscription Agreement set forth above and acknowledges
receipt of $            from                   this
day of                                , 2004.


Levin Textiles International Inc.


Per:


---------------------------------
Authorized Signatory


                        Levin Textiles International Inc.

Reg S Subscription                                                       Page 11
                                  Schedule "A"

Confirmation and Eligibility of Subscriber - British Columbia

The Subscriber represents, covenants and certifies to the Company that the Subscriber is (1) purchasing the Restricted Shares of the Company as principal and (2) resident in or subject to the laws of the Province of British Columbia. In addition to the covenants, representations and warranties contained in the Subscription Agreement that this Certificate accompanies, the Subscriber further covenants, represents and warrants to the Company that:

1. The Subscriber is an "accredited investor", as defined in Multilateral Instrument 45-103 Capital Raising Exemptions, by reason of the fact that the Subscriber is: [please check all boxes that apply]

|_|   (a) a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

|_|   (b) the Business Development Bank incorporated under the Business
          Development Bank Act (Canada);

|_|   (c) an association under the Cooperative Credit Associations Act (Canada)
          located in Canada or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act;

|_|   (d) a subsidiary of any person or company referred to in paragraphs (a) to
          (c), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

|_|   (e) a person or company registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

|_|   (f) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person or company referred to in paragraph (e);

|_|   (g) the government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the government of Canada or a jurisdiction of Canada;

|_|   (h) a municipality, public board or commission in Canada;

|_|   (i) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

|_|   (j) a pension fund that is regulated by either the Office of the
          Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

|_|   (k) an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;


                        Levin Textiles International Inc.

Reg S Subscription                                                       Page 12

|_|   (l) an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year;

|_|   (m) a person or company, other than a mutual fund or non-redeemable investment fund, that. either alone or with a spouse, has net assets of at least $5,000,000, and unless the person or company is an individual, that amount is shown on its most recently prepared financial statements;

|_|   (n) a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors;

|_|   (o) a mutual fund or non-redeemable investment fund that, in the local jurisdiction, is distributing or has distributed its securities under one or more prospectuses for which the regulator has issued receipts;

|_|   (p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, trading as a trustee or agent on behalf of a fully managed account;

|_|   (q) a person or company trading as agent on behalf of a fully managed account if that person or company is registered or authorized to carry on business under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction as a portfolio manager or under an equivalent category of adviser or is exempt from registration as a portfolio manager or the equivalent category of adviser;

|_|   (r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or other adviser registered to provide advice on the securities being traded;

|_|   (s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function; or

|_|   (t) a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors.

OR

2. The Subscriber is: [please check all boxes that apply]

|_|   (a) a director, senior officer or control person of the Company, or of an affiliate of the Company;

|_|   (b) a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Company, or of an affiliate of the Company, namely

          ----------------------------------------------------------------------
          (name of director, senior officer or control person)

                       Levin Textiles International Inc.

Reg S Subscription                                                       Page 13

|_|   (c) a parent, grandparent, brother, sister or child of a spouse of a director, senior officer or control person of the Company, or of an affiliate of the Company;

          ----------------------------------------------------------------------
          (name of director, senior officer or control person)

|_|   (d) a close personal friend of a director, senior officer or control person of the Company, or of an affiliate of the Company, namely

          ----------------------------------------------------------------------
          (name of director, senior officer or control person)

|_|   (e) a close business associate of a director, senior officer or control person of the Company, or of an affiliate of the Company, namely

          ----------------------------------------------------------------------
          (name of director, senior officer or control person)

|_|   (f) a person or company of which a majority of the voting securities or
          beneficially owned by, or a majority of the directors are, persons or companies described in paragraphs 2.(a) to 2.(e); or |_| (g) a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in paragraphs 2(a) to (e) above;

OR

3. The Subscriber is, within the meaning of Multilateral Instrument 45-105 Trades to Employees, Senior Officers, Directors and Consultants : [please check all boxes that apply]

|_|   (a) an employee;

|_|   (b) a senior officer;

|_|   (c) a director; or

|_|   (d) a consultant,

      of the Company or an affiliated entity of the Company.

OR

4.

|_| The Subscriber does not meet any of the criteria set out in Categories 1 through 3 herein, but the Subscriber has received a copy of an offering memorandum of the Company prior to completing and signing a subscription agreement for the Restricted Shares. Please turn to and complete Form 1A attached hereto.

The representations, warranties, statements and certification made in this Certificate are true and accurate as of the date of this Certificate and will be true and accurate as of the Closing. If any such representation, warranty, statement or certification becomes untrue or inaccurate prior to the Closing, the Subscriber will give the Company immediate written notice thereof.


                       Levin Textiles International Inc.

Reg S Subscription                                                       Page 14

The Subscriber acknowledges that the Company will be relying on this Certificate in connection with the subscription agreement.

The statements made in this Certificate are true.


DATED at                           this         day of                   , 2004.
         --------------------------      -------        -----------------


If a corporation, partnership or other entity:  If an individual:


---------------------------------               --------------------------------
Signature of Authorized Signatory               Signature


---------------------------------               --------------------------------
Name and Position of Signatory                  Print Name


---------------------------------               --------------------------------
Name of Purchasing Entity                       British Columbia
                                                Jurisdiction of Residence



British Columbia
---------------------------------
Jurisdiction of Residence





                        Levin Textiles International Inc.